                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
For Month Ending:  25-AUG-02
Master Servicing Division

DEAL REFERENCE                                                  93-2A           93-2C           93-2D           93-2E.A
                                                            --------------  --------------  --------------   --------------
Beginning Security Balance                                  $ 9,707,526.01  $28,498,888.75  $18,653,332.82   $13,258,310.36
  Loans Repurchased                                                     --              --              --               --
  Scheduled Principal Distribution                               20,037.59       58,951.36      259,218.36       172,612.71
  Additional Principal Distribution                               6,039.31       24,147.00      (17,849.51)      104,659.68
  Liquidations Distribution                                     282,556.04    1,086,243.38      621,575.37       682,160.45
  Accelerated Prepayments                                               --              --              --               --
  Adjustments (Cash)                                                    --              --              --               --
  Adjustments (Non-Cash)                                                --              --              --               --
  Losses/Foreclosures                                                   --              --              --               --
  Special Hazard Account                                                --              --              --               --
                                                            --------------  --------------  --------------   --------------
                               Ending Security Balance      $ 9,398,893.07  $27,329,547.01  $17,790,388.60   $12,298,877.52
                                                            ==============  ==============  ==============   ==============
INTEREST DISTRIBUTION:
Due Certificate Holders                                     $    59,021.16  $   170,263.17  $   103,565.73   $    71,880.24
Compensating Interest                                             1,590.46        2,985.63        1,093.91         1,767.49

  Trustee Fee (Tx. Com. Bk.)                                        109.21          356.24          233.17           143.63
  Pool Insurance Premium (PMI Mtg. Ins.)                                --              --              --         2,916.83
  Pool Insurance (GE Mort. Ins.)                                  2,349.22              --        3,003.19               --
  Pool Insurance (United Guaranty Ins.)                                 --              --              --               --
  Backup for Pool Insurance (Fin. Sec. Assur.)                          --              --              --               --
  Special Hazard Insurance (Comm. and Ind.)                         461.11              --              --               --
  Bond Manager Fee (Capstead)                                       153.70          356.24          272.03           165.73
  Excess Compensating Interest (Capstead)                               --              --              --               --
  Administrative Fee (Capstead)                                     262.90        1,187.46          582.89           469.60
  Administrative Fee (Other)                                            --              --              --               --
  Excess-Fees                                                           --              --              --               --
  Special Hazard Insurance (Aetna Casualty)                             --              --              --               --
  Other                                                                 --              --              --               --
                                                            --------------  --------------  --------------   --------------
                               Total Fees                         3,336.14        1,899.94        4,091.28         3,695.79
                                                            --------------  --------------  --------------   --------------
 Servicing Fee                                                    2,569.59        7,277.82        5,214.11         3,459.98
 Interest on Accelerated Prepayments                                    --              --              --               --
                                                            --------------  --------------  --------------   --------------
                               Total Interest Distribution  $    66,517.35  $   182,426.56  $   113,965.03   $    80,803.50
                                                            ==============  ==============  ==============   ==============
LOAN COUNT                                                              38             118             127               88
WEIGHTED AVERAGE PASS-THROUGH RATE                                7.492531        7.294971        6.732929         6.665802

                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
For Month Ending:  25-AUG-02
Master Servicing Division

DEAL REFERENCE                                                 93-2E.B          93-2G          1996-C.1          1996-C.2
                                                            --------------  --------------  --------------   --------------
Beginning Security Balance                                  $35,479,995.63  $51,913,576.24  $ 2,296,975.99   $ 5,975,195.74
  Loans Repurchased                                                     --              --              --               --
  Scheduled Principal Distribution                               65,014.48      104,771.17        4,006.49        13,214.89
  Additional Principal Distribution                               4,759.39       28,790.06        2,203.02           442.64
  Liquidations Distribution                                   1,723,554.30    2,262,651.72           97.82
  Accelerated Prepayments                                               --              --              --               --
  Adjustments (Cash)                                                    --              --              --               --
  Adjustments (Non-Cash)                                                --              --              --               --
  Losses/Foreclosures                                                   --              --              --               --
  Special Hazard Account                                                --              --              --               --
                                                            --------------  --------------  --------------   --------------
                               Ending Security Balance      $33,686,667.46  $49,517,363.29  $ 2,290,668.66   $ 5,961,538.21
                                                            ==============  ==============  ==============   ==============
INTEREST DISTRIBUTION:
Due Certificate Holders                                     $   208,342.44  $   306,907.32  $    11,286.57   $    27,915.61
Compensating Interest                                             2,053.57        1,386.98              --               --

  Trustee Fee (Tx. Com. Bk.)                                        384.37          584.03           28.71            49.79
  Pool Insurance Premium (PMI Mtg. Ins.)                          7,805.60              --              --               --
  Pool Insurance (GE Mort. Ins.)                                        --              --          661.53               --
  Pool Insurance (United Guaranty Ins.)                                 --              --              --               --
  Backup for Pool Insurance (Fin. Sec. Assur.)                          --              --              --               --
  Special Hazard Insurance (Comm. and Ind.)                             --              --              --               --
  Bond Manager Fee (Capstead)                                       443.50          648.92              --               --
  Excess Compensating Interest (Capstead)                               --              --            0.63               --
  Administrative Fee (Capstead)                                   1,256.70        2,163.13          114.84           124.47
  Administrative Fee (Other)                                            --              --              --               --
  Excess-Fees                                                           --              --              --               --
  Special Hazard Insurance (Aetna Casualty)                             --              --           52.64               --
  Other                                                                 --              --              --               --
                                                            --------------  --------------  --------------   --------------
                               Total Fees                         9,890.17        3,396.08          858.35           174.26
                                                            --------------  --------------  --------------   --------------
 Servicing Fee                                                    8,721.73       12,678.33          717.81         1,367.63
 Interest on Accelerated Prepayments                                    --              --              --               --
                                                            --------------  --------------  --------------   --------------
                               Total Interest Distribution  $   229,007.91  $   324,368.71  $    12,862.73   $    29,457.50
                                                            ==============  ==============  ==============   ==============
LOAN COUNT                                                             130             202              11               31
WEIGHTED AVERAGE PASS-THROUGH RATE                                7.115988        7.126328        5.896398         5.606299

                                                                    EXHIBIT 28.1

CAPSTEAD MORTGAGE CORPORATION
COLLATERAL SUMMARY AND REMITTANCE REPORT
For Month Ending:  25-AUG-02
Master Servicing Division

DEAL REFERENCE                                                 1996-C.3
                                                            --------------
BEGINNING SECURITY BALANCE                                  $ 3,340,271.12
  Loans Repurchased                                                     --
  Scheduled Principal Distribution                                5,661.29
  Additional Principal Distribution                                 132.36
  Liquidations Distribution                                     307,893.77
  Accelerated Prepayments                                               --
  Adjustments (Cash)                                                    --
  Adjustments (Non-Cash)                                                --
  Losses/Foreclosures                                                   --
  Special Hazard Account                                                --
                                                            --------------
                               Ending Security Balance      $ 3,026,583.70
                                                            ==============

Due Certificate Holders                                     $    14,459.79
Compensating Interest                                                   --

  Trustee Fee (Tx. Com. Bk.)                                         27.84
  Pool Insurance Premium (PMI Mtg. Ins.)                                --
  Pool Insurance (GE Mort. Ins.)                                        --
  Pool Insurance (United Guaranty Ins.)                           1,244.25
  Backup for Pool Insurance (Fin. Sec. Assur.)                          --
  Special Hazard Insurance (Comm. and Ind.)                             --
  Bond Manager Fee (Capstead)                                       944.61
  Excess Compensating Interest (Capstead)                           663.56
  Administrative Fee (Capstead)                                     137.12
  Administrative Fee (Other)                                            --
  Excess-Fees                                                           --
  Special Hazard Insurance (Aetna Casualty)                          96.60
  Other                                                                 --
                                                            --------------
                               Total Fees                         3,113.98
                                                            --------------
 Servicing Fee                                                    1,043.85
 Interest on Accelerated Prepayments                                    --
                                                            --------------
                               Total Interest Distribution  $    18,617.62
                                                            ==============
LOAN COUNT                                                              16
WEIGHTED AVERAGE PASS-THROUGH RATE                                5.534066